UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): January 20, 2010

                             Atomic Paintball, Inc.
                             ----------------------
             (Exact name of registrant as specified in its charter)


                                      Texas
                                      -----
                 (State or other jurisdiction of incorporation)



        000-52856                                          75-2942917
---------------------------                               -------------
(Commission File Number)                                   (I.R.S. Employer
                                                           Identification No.)

                        501 Trophy Lake Drive, Suite 314,
                         PMB 106, Trophy Club, TX 76262
                        ---------------------------------
               (Address of principal executive offices)(Zip Code)

         Registrant's telephone number, including area code: 817-491-8611

                                  ____n/a_____
              (Former name, former address and former fiscal year,
                         if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR240.14d-2(b))

[_] Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

                SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.03 Bankruptcy or Receivership

On June 30, 2009, Atomic Paintball, Inc. ("the Company") filed a voluntary petition for relief in the United States Bankruptcy Court, Northern District of Texas, Dallas District under Chapter 7 of Title 7 of the U.S. Bankruptcy Code, case number 09-34008-7. The Chapter 7 Bankruptcy of Atomic Paintball, Inc. has been dismissed as of January 20, 2010.

As of January 20, 2010, David J. Cutler has surrendered 3,530,255 shares of the common stock of the Company for retirement to treasury.

As of January 20, 2010, David J. Cutler is released and discharged of from all claims by the Company and that the Company is released and discharged from all claims by Mr. Cutler.

The Bankruptcy Dismissal Order by the Court has been posted on PACER.


                 SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.01 Changes in Control of Registrant

That effective on January 19, 2010, after the mailing of the Information Statement Pursuant to Section 14(f) of the Securities and Exchange Act of 1934, David Cutler has resigned as a director of the Company and Mr. Stephen Weathers is appointed a director of the Company. The Information Statement Pursuant to
Section 14(f) was mailed to the Company's shareholders of record on January 8, 2010.

David J. Cutler, a former officer and majority shareholder of the Company returned 3,530,255 shares of the Company's common stock held by him to the Company, to be retired to treasury.

Prior to the return of the common shares, the Company had 7,488,804 shares of common stock issued and outstanding, of which Mr. Cutler held 3,925,724 shares representing approximately 52% of the issued and outstanding shares of common stock.

After the return of the shares, the Company will have 3,958,549 shares of common stock issued and outstanding. Mr. Cutler will retain 395,469 shares of the
Company's common stock, approximately 10% of the Company's issued and outstanding common stock, at that time.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 20, 2010, David J. Cutler's resignation as a Director of the Company was effective.

Effective January 20, 2010, 10 days after the mailing of an Information Statement Pursuant to Section 14(f) of the Securities and Exchange Act of 1934, Mr. Stephen Weathers is appointed a director of the Company.

Stephen W. Weathers earned his B. S. in Geology from Boise State University. He has worked as an environmental geologist both in the mining industry and oil and gas industry. His duties included permitting, environmental compliance, environmental remediation/reclamation and natural gas asset acquisitions both in the United States and Canada. Mr. Weathers worked for Maxxim
Environmental/Terracon from 1997 through 1999 and presently works in the environmental remediation division for a Duke Energy Field Services which is a natural gas processing company (1999-2002). Mr. Weathers has served as a director of Sun River Energy, Inc. since 2002. He was a director of Industrial Minerals, Inc. from 2002 - 2007.


                             SECTION 8 - OTHER ITEMS

Item 8.01 Other Items

Release of Debt

As discussed in Item 1.03, above, Mr. Cutler, as part of the Motion, entered into a Release Agreement with the Company. As part of the Release Agreement, Mr. Cutler has released the Company from payment of outstanding amounts owed to him totaling approximately $168,060.


                  SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(d) Exhibits. The following is a complete list of exhibits filed as part of this Report. Exhibit numbers correspond to the numbers in the exhibit table of Item 601 of Regulation S-K.

         Exhibit No.                                 Description
         --------------------------------------------------------------------
         10.1                               Court Order of Dismissal
         99.1                               News Release

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                             ATOMIC PAINTBALL, INC.
                             ----------------------
                                  (Registrant)

                             Dated: January 21, 2010


                             /s/ Don Mark Dominey
                             --------------------------------------------
                             Don Mark Dominey, Chief Executive Officer